Exhibit 1.01

QUALCOMM Incorporated
Conflict Minerals Report
Reporting Period: January 1, 2024 – December 31, 2024

We are a global technology leader, helping to bring intelligent computing everywhere through the development and commercialization of foundational technologies, including 3G (third generation), 4G (fourth generation) and 5G (fifth generation) wireless connectivity, high-performance and low-power computing and on-device artificial intelligence (AI). Our technologies and products have helped power the growth in smartphones and other connected devices. We are scaling our innovations across industries and applications beyond mobile handsets, driving digital transformation with our ecosystem partners in areas including automotive and the internet of things (IoT). In automotive, our Snapdragon® Digital Chassis™ platforms, including connectivity, digital cockpit and advanced driver assistance and automated driving (ADAS/AD), are helping to connect the car to its environment and the cloud, creating unique in-cabin experiences and enabling a comprehensive assisted and automated driving solution. In IoT, our inventions have helped power growth in industries and applications such as consumer (including personal computers (PCs), tablets, voice and music and extended reality (XR)), edge networking (including mobile broadband and wireless access points) and industrial (including handhelds, retail, tracking and logistics and utilities). We derive revenues principally from sales of integrated circuit products, including our Snapdragon® family of highly-integrated, system-based solutions, and licensing of our intellectual property, including patents and other rights.
Qualcomm Incorporated includes our licensing business and the vast majority of our patent portfolio. Qualcomm Technologies, Inc., a wholly-owned subsidiary of Qualcomm Incorporated, operates, along with its subsidiaries, substantially all of our engineering and research and development functions and substantially all of our products and services businesses, including our integrated circuit business. In this document, the words “we,” “our” and “us” refer to Qualcomm Incorporated, Qualcomm Technologies, Inc. and/or their subsidiaries.
This Conflict Minerals Report (this Report) contains forward-looking statements regarding our business, products and our efforts to mitigate the risk that conflict minerals (as defined below) in our products directly or indirectly finance or benefit armed groups (identified as a perpetrator of serious human rights abuses) in the Democratic Republic of the Congo (the DRC) or an adjoining country (a country that shares an internationally recognized border with the DRC). The DRC and adjoining countries are collectively referred to as the “Covered Countries.” The Covered Countries include Angola, Burundi, Central Africa Republic, Congo, Democratic Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda and Zambia. Words such as “expects,” “intends,” “believes,” “strives” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Report. Additionally, statements concerning future matters that are not historical are forward-looking statements.
Although forward-looking statements in this Report reflect our good faith judgment, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include without limitation: the risk that information reported to us by our suppliers from which we directly procure finished goods, components, materials and/or services for our products (direct suppliers), or industry information used by us, may be inaccurate or incomplete; and the risk that smelters or refiners (processing facilities) may not participate in the Responsible Minerals Assurance Process (RMAP), which is a voluntary initiative in which independent third parties audit processing facilities’ procurement and processing activities and determine if the processing facilities maintain sufficient documentation to reasonably demonstrate conflict free sourcing; as well as risks discussed under the heading “Risk Factors” in our most recent Quarterly

Report on Form 10-Q, including those related to our dependence on a limited number of third-party suppliers, the operation and control of our manufacturing facilities, and our being subject to government regulations and policies. Readers are urged not to place undue reliance on forward-looking statements, which speak only as of the date of this Report. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Report. Throughout this Report, whenever a reference is made to our website, such reference does not incorporate information from the website by reference into this Report unless specifically identified as such.

Background
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, the United States Securities and Exchange Commission (SEC) promulgated a rule (the Final Rule) requiring certain companies with conflict minerals (columbite-tantalite (coltan), cassiterite, gold, wolframite or their derivatives, which are limited to tantalum, tin and tungsten) that are necessary to the functionality or production of a product manufactured by or for that company to, among other things, disclose annually whether any of those conflict minerals originated in the Covered Countries; and if so, to submit a report to the SEC that includes a description of the measures it took to exercise due diligence on the conflict minerals’ source and chain of custody.
The Responsible Business Alliance (RBA) and the Global e-Sustainability Initiative (GeSI) established an initiative that is known as the Responsible Minerals Initiative (RMI). The RMI, which is comprised of over 500 companies from multiple industries, together with the RBA and GeSI, strive to provide companies with tools and resources to make sourcing decisions that improve regulatory compliance and support responsible sourcing from conflict-affected and high-risk areas.
We are a full member of the RBA, have adopted the RBA Code of Conduct and expect all of our direct suppliers to act in accordance with this Code of Conduct. By employing RBA tools and working collaboratively with our peers, we are working to improve transparency and sustainability in the global electronics supply chain. We actively participate in and support responsible sourcing initiatives of the RMI.
We, along with many other companies, rely on the RMI’s RMAP to verify processing facilities as not directly or indirectly financing or benefiting armed groups in the Covered Countries (RMAP-Conformant). The RMI also recognizes responsible sourcing practices of processing facilities that have been accredited by the London Bullion Market Association (LBMA) or certified by the Responsible Jewellery Council (RJC).

Summary
In accordance with the Final Rule, we conducted in good faith a reasonable country of origin inquiry (RCOI) that was reasonably designed to determine whether any of the necessary conflict minerals in our products originated in the Covered Countries or were from recycled or scrap sources.
Based on our RCOI, we believe that some of the necessary conflict minerals used in our products originated in one or more of the Covered Countries (and are not from recycled or scrap sources). Accordingly, we exercised due diligence to determine the source and chain of custody of these conflict minerals. Our due diligence was designed to conform to an internationally recognized due diligence framework, specifically the Organisation for Economic Co-operation and Development (OECD) “Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas,” 3rd edition (2016) (OECD Guidance).
Following the exercise of our due diligence (which is inherently subject to and limited by our ability to obtain reliable mine or location of origin information for conflict minerals that are used specifically in our products), we have not identified any instances in which our sourcing of necessary conflict minerals directly or indirectly financed or benefited armed groups in the Covered Countries.

Product Description
Our integrated circuit products are sold and our system software is licensed to manufacturers that use our products in a broad range of devices, from low-tier, entry-level devices primarily for emerging regions to premium-tier devices, including but not limited to mobile devices, wireless networks, devices used in IoT, broadband gateway equipment, consumer electronic devices and automotive systems.
The Snapdragon family of highly-integrated, system-based solutions include the Snapdragon mobile, compute, sound and automotive platforms. Each platform consists of application processors and wireless connectivity capabilities, including our cellular modem that provides core baseband modem functionality for voice and data communications, non-cellular wireless connectivity (such as Wi-Fi and Bluetooth®) and global positioning functions. Our Snapdragon application processor functions include AI, security, graphics, display, audio, video, camera and other compute processing. Our Qualcomm Oryon™ and Qualcomm® Kryo™ central processing units (CPUs) are designed to deliver high levels of compute performance with optimized power consumption. Our Qualcomm® Hexagon™ NPUs are designed to support a variety of AI processing tasks for superior performance-per-watt, thermal efficiency, and battery life. Our Qualcomm® Adreno™ graphics processing units (GPUs) are designed to deliver high quality graphics performance for visually rich 3D gaming and user interfaces. In addition to the highly integrated core SoC (system on chip), we also design and supply supporting components, including the RF (radio frequency) transceiver, PM (power management), audio, codecs, speaker amps and additional wireless connectivity integrated circuits.
Our portfolio of RF products includes Qualcomm® RFFE (radio frequency front-end) components that are designed to simplify the RF front-end design for 5G, including sub-6 GHz and mmWave, as well as, for 4G LTE multimode and mobile devices, to reduce power consumption and to improve radio performance.
Our wireless connectivity products also consist of integrated circuits and system software for Wi-Fi, Bluetooth and frequency modulation, as well as technologies that support location data and services. Our wireless connectivity products provide additional connectivity for mobile devices, tablets, PCs, XR headsets, voice and music devices, wearable devices, along with other IoT devices and applications, automotive connectivity, digital cockpit and ADAS/AD, utility meters and logistic trackers and industrial sensors.

Description of Supply Chain
During the reporting period, other than for certain of our RFFE modules and RF filter products, we utilized a fabless production model in the manufacturing of our integrated circuits, which means that we did not own or operate foundries for the production of silicon wafers from which our integrated circuits were made. Therefore, we primarily rely on third parties to perform the manufacturing and assembly, and most of the testing, of our integrated circuits based primarily on our proprietary designs and test programs. Our suppliers also are responsible for the procurement of most of the raw materials used in the production of our integrated circuits. Integrated circuits are die cut from silicon wafers that have completed the package assembly and test manufacturing processes. The semiconductor package supports the electrical contacts that connect the integrated circuit to a circuit board. Die cut from silicon wafers are the essential components of all of our integrated circuits and a significant portion of the total integrated circuit cost. We employ both turnkey and two-stage manufacturing models to purchase our integrated circuits. Under the turnkey model, our foundry suppliers are responsible for delivering fully assembled and tested integrated circuits. Under the two-stage manufacturing model, we purchase die in singular or wafer form from semiconductor manufacturing foundries and contract with separate third parties for manufacturing services such as wafer bump, probe, assembly and the majority of our final test requirements.
We primarily used internal fabrication facilities to manufacture certain RFFE modules and RF filter products, and our manufacturing operations consist of front-end and back-end processes. The front-end processes primarily take place at our manufacturing facilities located in Germany and Singapore and involve the imprinting of substrate wafers with the structure and circuitry required for the products to function (also known as wafer fabrication). The back-end processes include the assembly, packaging and test of RFFE modules and RF filter products and their preparation for distribution. Our back-end manufacturing facilities are located in China and Singapore.
Certain materials purchased by our direct suppliers may come directly or indirectly from processing facilities that treat ores, concentrates, slags or secondary materials. Because we do not purchase any materials directly from these processing facilities, we must rely on the information provided by our direct suppliers and the RMI or other industry organizations in order to prepare this Report.

Policy on Responsible Sourcing of Minerals
Our policy on responsible sourcing of minerals communicates the expectation that our direct suppliers obtain materials from environmentally and socially responsible sources, including conflict free sources within the Covered Countries (available at: www.qualcomm.com/conflict-free-minerals).

Reasonable Country of Origin Inquiry
To conduct our RCOI and obtain sourcing information from our direct suppliers, we used the RMI Conflict Minerals Reporting Template (CMRT). We requested this information from 100% of our direct suppliers that may provide necessary conflict minerals in our products to determine whether any of these materials originated in the Covered Countries. We received CMRT responses from 100% of the direct suppliers of our products.
Our RCOI considered the countries of origin information obtained from our direct suppliers as well as RMAP-Conformant processing facilities’ country of origin data available to RMI members. Based on these sources of country of origin information, approximately 9% (21) of the processing facilities reported by our direct suppliers were confirmed as sourcing conflict minerals from the Covered Countries.

Design of Due Diligence
Our due diligence measures have been designed to conform, in all material respects, to the framework provided by the OECD Guidance.
OECD Step 1: Establish Strong Company Management Systems
•We publicly communicate our policy on responsible sourcing of materials on our website.
•We maintain a conflict minerals working group with representation from our finance, government affairs, internal audit, legal, regulatory, quality and supply chain departments, which report on compliance activities to executive management and the Audit Committee of our Board of Directors.
•We include conflict free minerals requirements in purchasing documents to direct suppliers.
•We maintain a public contact form on our website for general inquiries and grievances regarding our conflict minerals program (available at: www.qualcomm.com/cm-contact).

OECD Step 2: Identify and Assess Risk in the Supply Chain
•We use the CMRT to review our direct suppliers’ due diligence activities, such as whether they have a conflict minerals policy, require their own suppliers to source from RMAP-Conformant processing facilities and have a review process that includes corrective action management.
•We use the CMRT to identify conflict minerals processing facilities when reported in our supply chain by our direct suppliers.
•We obtain countries of origin information (when available) for RMAP-Conformant processing facilities by relying on data provided by our direct suppliers and the RMI.
•We conduct periodic on-site and remote assessments of select direct suppliers’ due diligence activities to validate CMRT responses and ensure our supplier requirements are being met.
OECD Step 3: Design and Implement a Strategy to Respond to Risk
•We maintain a conflict minerals risk management plan that sets forth direct supplier risk management strategies ranging from continued procurement to disengagement at the discretion of management.
•We support the development of due diligence practices through participation in RMI working groups.
•We report information on the source and chain of custody of conflict minerals in our supply chain to our conflict minerals working group, executive management and the Audit Committee of our Board of Directors.
OECD Step 4: Third-Party Audit of Processing Facilities’ Due Diligence Practices
•We use the publicly available results of the RMAP, LBMA and RJC third-party audits to validate the responsible sourcing practices of processing facilities in our supply chain.
•We support independent third-party audits of processing facilities through our RMI membership.
OECD Step 5: Report Annually on Supply Chain Due Diligence
•We file a Specialized Disclosure Report on Form SD and Conflict Minerals Report with the SEC on an annual basis. Our Form SD and Conflict Minerals Report are also available on our website.
•We provide information regarding our conflict minerals program on our website.

Description of Due Diligence Performed
Below is a description of the measures we performed for this reporting period to exercise due diligence on the source and chain of custody of the necessary conflict minerals in our products that may have originated in the Covered Countries.
•We conducted our supply chain survey on 100% of our direct suppliers that may use necessary conflict minerals in our products to determine whether any of these minerals originated in the Covered Countries or were from recycled or scrap sources.
•We determined if the processing facilities reported to us by our direct suppliers adhere to responsible sourcing practices by verifying whether they are RMAP-Conformant.
•We communicated and addressed, with our direct suppliers, instances identified in the CMRT in which our requirements were not met or quality issues were apparent. This communication reinforced our requirements to support the sourcing of materials from conflict free sources within the Covered Countries.

•We conducted an on-site conflict minerals verification assessment of due diligence activities at four integrated circuit direct supplier sites.
•We were members of non-profit and industry initiatives, including the RMI and the International Tin Research Institute Supply Chain Initiative (iTSCi) Programme.
•We reported on program activities to members of executive management and the Audit Committee of our Board of Directors.

Facilities Used to Process the Necessary Conflict Minerals in Our Products
We rely on the good faith efforts of our direct suppliers to provide us with reasonable representations of the processing facilities used to supply the necessary conflict minerals in our products. In the reporting period, 26% of our direct supplier responses represented their supply chain at a company level, 50% at a product level and 24% at a supplier-defined level (e.g., at a divisional or subsidiary level). As such, the list of processing facilities disclosed at the end of this Report may over-represent the number of processing facilities that process the conflict minerals actually contained in our products.
All processing facilities listed in this Report are reported by RMAP status in Table 1 in the section “Table of Conflict Minerals Processing Facilities” at the end of this Report.

Country of Origin of the Necessary Conflict Minerals in Our Products
Based on country of origin information provided by the RMI for RMAP-Conformant processing facilities, countries of origin of the necessary conflict minerals in our products may include: Albania, Algeria, Andorra, Antigua and Barbuda, Argentina, Australia, Austria, Azerbaijan, Bahamas, Barbados, Belarus, Belgium, Benin, Bolivia, Bosnia and Herzegovina, Botswana, Brazil, Bulgaria, Burkina Faso, Burundi, Cameroon, Canada, Cayman Islands, Chile, China, Taiwan, Colombia, Democratic Republic of the Congo, Costa Rica, Côte d'Ivoire, Croatia, Curaçao, Cyprus, Czechia, Denmark, Djibouti, Dominica, Dominican Republic, Ecuador, Egypt, El Salvador, Estonia, Eswatini, Ethiopia, Finland, France, French Guiana, Georgia, Germany, Ghana, Greece, Grenada, Guatemala, Guinea, Guyana, Honduras, Hong Kong, Hungary, Iceland, India, Indonesia, Ireland, Israel, Italy, Jamaica, Japan, Jordan, Kazakhstan, Kenya, Republic of Korea, Kuwait, Kyrgyzstan, Laos, Latvia, Lebanon, Liberia, Liechtenstein, Lithuania, Luxembourg, Macao, Madagascar, Malaysia, Mali, Malta, Mauritania, Mexico, Mongolia, Morocco, Mozambique, Myanmar, Namibia, Netherlands, New Caledonia, New Zealand, Nicaragua, Niger, Nigeria, North Macedonia, Norway, Oman, Pakistan, Panama, Papua New Guinea, Peru, Philippines, Poland, Portugal, Puerto Rico, Romania, Russian Federation, Rwanda, Saint Kitts and Nevis, Saint Vincent and Grenadines, San Marino, Saudi Arabia, Senegal, Serbia, Sierra Leone, Singapore, Sint Maarten, Slovakia, Slovenia, South Africa, Spain, Sri Lanka, Sudan, Suriname, Sweden, Switzerland, Tajikistan, Tanzania, Thailand, Togo, Trinidad and Tobago, Tunisia, Turkey, Uganda, Ukraine, United Arab Emirates, United Kingdom of Great Britain and Northern Ireland, United States of America, Uruguay, Uzbekistan, Venezuela, Vietnam, Zambia, and Zimbabwe.

Our Efforts to Determine the Mine or Location of Origin of the Necessary Conflict Minerals in Our Products
We requested location of mine and location of origin information for the necessary conflict minerals contained in our products from each of our direct suppliers using the CMRT. In some instances, our direct suppliers reported the name or location of the mine. However, many of our direct suppliers were unable to obtain reliable mine or location of origin data for the necessary conflict minerals used in our products

Steps We Have Taken to Mitigate the Risk that the Necessary Conflict Minerals in Our Products Benefit Armed Groups
We have worked with our direct suppliers on responsible sourcing and have actively participated in responsible sourcing initiatives of the RMI, as we continue to strive towards our goal of having the processing facilities that may supply conflict minerals contained in our products be 100% RMAP-Conformant. Additional information regarding the steps we have taken to mitigate the risk that conflict minerals that may be contained in our products benefit armed groups in the Covered Countries can be found under the sections “Design of Due Diligence” and “Description of Due Diligence Performed” above.
Figure 1 displays the RMAP status of processing facilities for our products in our supply chain from reporting years 2022 through 2024.
Figure 1: 2022-2024 Processing Facilities by RMAP Status

300
250
200
150
100
50
0
Number of processing Facilities
4
22
213
6
218
2
13
221
2022
2023
2024
RMAP-Conformant
RMAP-Non-Conformant
RMAP-Active

Note: RMAP-Conformant processing facilities are audited and found conformant with the relevant RMAP standard and include processing facilities currently undergoing a re-audit or processing facilities certified by the LBMA or RJC. RMAP-Active processing facilities have committed to undergo an RMAP audit but are not yet conformant. RMAP-Non-Conformant processing facilities meet or have met the definition of a smelter or refiner but have been found non-conformant or are unable to be assessed with the relevant RMAP standard.

Steps We Will Take to Mitigate the Risk that the Necessary Conflict Minerals in Our Products Benefit Armed Groups
During reporting year 2025, we intend to conduct the following due diligence activities to continue to mitigate the risk that the necessary conflict minerals in our products directly or indirectly finance or benefit armed groups in the Covered Countries:
1.Engage with direct suppliers, processing facilities and the RMI to encourage Non-Participating processing facilities to become RMAP-Conformant;
2.Strive to use only direct suppliers that source from RMAP-Conformant processing facilities for our products;
3.Conduct on-site verification assessments of certain suppliers’ due diligence activities;
4.Conduct due diligence on new businesses acquired (if applicable) to assess the risk of conflict minerals in the acquired businesses’ supply chain; and
5.Participate in the following industry coalitions’ efforts to support the responsible sourcing of minerals: RBA and RMI.

Table of Conflict Minerals Processing Facilities
The processing facilities listed in Table 1 are processing facilities reported by our direct suppliers during the reporting period.
Table 1. Processing Facilities as of January 31, 2025

Metal	Processing Facility Name	Processing Facility Country
Gold	Abington Reldan Metals, LLC	UNITED STATES
Gold	Advanced Chemical Company	UNITED STATES
Gold	AGR (Perth Mint Australia)	AUSTRALIA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold Refinery DMCC*	UNITED ARAB EMIRATES
Gold	Alexy Metals, Ltd.*	UNITED STATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Augmont Enterprises Private Limited*	INDIA
Gold	Bangalore Refinery**	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	CCR	CANADA
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN

Gold	Coimpa Industrial LTDA	BRAZIL
Gold	Dowa Kogyo k.k.	JAPAN
Gold	DSC (Do Sung Corporation)	REPUBLIC OF KOREA
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	Emirates Gold DMCC*	UNITED ARAB EMIRATES
Gold	GCC Gujrat Gold Centre Pvt. Ltd.*	INDIA
Gold	Gold by Gold Colombia	COLOMBIA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Henan Zhongyuan Gold Refinery Co., Ltd.	CHINA
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	Japan Mint	JAPAN
Gold	JCC	CHINA
Gold	Johnson Matthey Inc.	UNITED STATES
Gold	Johnson Matthey Limited	CANADA
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	KGHM Polska Miedz S.A.	POLAND
Gold	Kojima Kagaku Yakuhin Co., Ltd	JAPAN
Gold	Korea Zinc Co., Ltd.	REPUBLIC OF KOREA
Gold	L'Orfebre S.A.*	ANDORRA
Gold	LS-NIKKO Copper Inc.	REPUBLIC OF KOREA
Gold	LT Metal Ltd.	REPUBLIC OF KOREA
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold	Metallurgie Hoboken Overpelt	BELGIUM
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Metalúrgica Met-Mex Peñoles, S.A. de C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN

Gold	NH Recytech Company	REPUBLIC OF KOREA
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Norddeutsche Affinererie AG	GERMANY
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH*	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	Pan Pacific Copper Co Ltd.	JAPAN
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Produits Artistiques de Métaux	SWITZERLAND
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP*	FRANCE
Gold	SAFINA A.S.	CZECHIA
Gold	Sempsa JP (Cookson Sempsa)	SPAIN
Gold	Shandong Gold Mine (Laizhou) Smelter Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiMetal Co., Ltd.	REPUBLIC OF KOREA
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Electronics (Hong Kong) Pte. Ltd.	JAPAN
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom*	REPUBLIC OF KOREA
Gold	Umicore Precious Metals Thailand*	THAILAND
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi S.A.	SWITZERLAND
Gold	WEEEREFINING	FRANCE
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Tantalum	D Block Metals, LLC	UNITED STATES
Tantalum	F & X	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA

Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Materion Newton Inc.	UNITED STATES
Tantalum	Metallurgical Products India Pvt. Ltd. (MPIL)	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	PowerX Ltd.	RWANDA
Tantalum	QuantumClean	UNITED STATES
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	TANIOBIS Co., Ltd.	THAILAND
Tantalum	TANIOBIS GmbH	GERMANY
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tantalum	Telex Metals	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yanling Jincheng Tantalum Co., Ltd.	CHINA
Tin	Alent plc	UNITED STATES
Tin	Aurubis Beerse	BELGIUM
Tin	Aurubis Berango	SPAIN
Tin	Brand RBT	INDONESIA
Tin	Chenzhou Yun Xiang mining limited liability company	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	China Tin (Hechi)	CHINA
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
Tin	CRM Synergies	SPAIN
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa Metaltech Co., Ltd.	JAPAN
Tin	DS Myanmar	MYANMAR
Tin	EM Vinto	BOLIVIA
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Fabrica Auricchio Industria e Comercio Ltda.*	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA

Tin	Kundur Smelter	INDONESIA
Tin	Luna Smelter, Ltd.	RWANDA
Tin	Ma'anshan Weitai Tin Co., Ltd.*	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA
Tin	Mentok Smelter	INDONESIA
Tin	Metallic Resources, Inc.	UNITED STATES
Tin	Mining Minerals Resources SARL	DEMOCRATIC REPUBLIC OF THE CONGO
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Nanshan Tin Co. Ltd.	CHINA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgicas S.A.	BOLIVIA
Tin	Precious Minerals and Smelting Limited**	INDIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Serumpun	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Mitra Sukses Globalindo	INDONESIA
Tin	PT Premium Tin Indonesia	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA
Tin	PT Rajawali Rimba Perkasa	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN
Tin	Super Ligas	BRAZIL
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	JAPAN
Tin	Thailand Smelting & Refining Co Ltd	THAILAND
Tin	Tin Technology & Refining	UNITED STATES
Tin	Toboca/ Paranapenema	BRAZIL

Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Woodcross Smelting Company Limited	UGANDA
Tin	Yunnan Adventure Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM
Tungsten	Chaozhou Xianglu Tungsten Industry Co., Ltd.	CHINA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Cronimet Brasil Ltda	BRAZIL
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Han River Pelican State Alloy Co., Ltd.	CHINA
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Jintai New Material Co., Ltd.*	CHINA
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Niagara Refining LLC	UNITED STATES
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten	Tungsten Vietnam Joint Stock Company	VIETNAM
Tungsten	WBH	AUSTRIA
Tungsten	Xiamen H.C.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
* Denotes RMAP-Non-Conformant processing facilities as of January 31, 2025.
**Denotes RMAP-Active processing facilities as of January 31, 2025.